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                                                                    EXHIBIT 11.1

                       HEALTH SYSTEMS DESIGN CORPORATION
                       COMPUTATION OF NET LOSS PER SHARE

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
                                                                            1998          1997           1996
                                                                        ------------  -------------  -------------
Net loss..............................................................  $   (839,085) $  (3,856,304) $  (1,207,946)
                                                                        ------------  -------------  -------------
                                                                        ------------  -------------  -------------
Weighted average common shares outstanding:
  Basic...............................................................     6,588,842      6,478,789      5,656,418
                                                                        ------------  -------------  -------------
  Diluted.............................................................     6,588,842      6,478,789      5,656,418
                                                                        ------------  -------------  -------------
Net loss per common share, basic and diluted..........................  $      (0.13) $       (0.60) $       (0.22)
                                                                        ------------  -------------  -------------
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